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                                                                     EXHIBIT 4.3

                             CERTIFICATE OF TRUST

                                      OF

                               INTEGON CAPITAL I

     This Certificate of Trust of Integon Capital I (the "Trust"), dated January 27, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).

     1. NAME. The name of the business trust being formed hereby is Integon Capital I.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Union Bank of Delaware, One Rodney Square, lst Floor, 920 King Street, Wilmington, Delaware 19801.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon the filing of this Certificate of Trust.

     IN WITNESS WHEREOF, the undersigned trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                           FIRST UNION BANK OF DELAWARE,
                           as Trustee


                           By:/s/
                              ________________________________
                               Name:
                               Title:

                             /s/ John B. Yorke
                            __________________________________
                            JOHN YORKE,
                            as Trustee